EXHIBIT 99.1


Press Release                              Source: DigitalFX International, Inc.

DIGITALFX MAKES STRATEGIC INVESTMENT IN FUSION TELECOMMUNICATIONS

Monday May 14, 2:50 pm ET

FIRST STEP IN SYNERGISTIC  RELATIONSHIP PROVIDES MAJOR ADVANCES IN COMPANY'S WEB
2.0 OFFERINGS

LAS VEGAS, May 14 /PRNewswire-FirstCall/ -- DigitalFX International, Inc. (OTC Bulletin Board: DFXN - News) said today that it made a $700,000 investment in Fusion Telecommunications International, Inc. (Amex: FSN - News) that is furthering DigitalFX's global expansion efforts and creating the first of many synergistic relationships that, among other benefits, combine Fusion's superior voice over internet protocol (VoIP) with DigitalFX's superior streaming video and online digital communication capabilities.

DigitalFX offers its flagship product called "The Studio" to individuals, enterprises, and social networks giving them the ability to easily create, upload and manage all their digital assets online, including live web casts, streaming videos, email correspondence, including video email, pod casts, music, pictures, and more.

Fusion delivers a full range of advanced IP-based services to corporations, consumers and carriers worldwide. Fusion's Efonica-branded VoIP products and services, which focus primarily on Asia, the Middle East, Africa and Latin America, have over one million subscribers from more than 100 countries. For more information please go to http://www.fusiontel.com or http://www.efonica.com.

Both companies said they also plan to combine and offer their integrated products and services to their existing and future customers.

Craig Ellins, Chief Executive Officer of DigitalFX said the new relationship with Fusion gives DigitalFX's 16,000 plus sales affiliates a full service VoIP service benefiting their sales efforts and potentially expediting their customer base reach of 10 countries into Fusion's worldwide marketplace.

"DFXN believes Fusion is uniquely positioned to become a leader in the VoIP market," said Craig Ellins, DigitalFX's Chief Executive Officer. "We have been impressed with the exceptional quality, reach and innovation of Fusion's VoIP products, as well as their outstanding technical and management team. We are excited about the clear synergies between our companies and look forward to building a strong alliance with Fusion as we continue to develop converged solutions for our global integration plan."

"We are very pleased to receive this strategic investment from DFXN and align our company with a leading provider of converged IP solutions for consumers and businesses," said Matthew Rosen, President and CEO of Fusion. "Moving forward, we have every expectation that DigitalFX and Fusion customers will benefit from the strong cooperation between our two companies. We look forward to leveraging each other's strengths and growing together as a force in the converged multimedia marketplace."

About DigitalFX

DigitalFX International (DFXN: OB) is a creator of digital communications and social networking solutions, as showcased on its social network http://www.helloWorld.com. The company develops and markets proprietary communication and collaboration services, and social networking software applications, including video email, video instant messaging and live webcasting. DigitalFX International, Inc. is democratizing the world of online streaming video and digital media archiving with its flagship product, called The Studio. The Studio is an


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affordable, cross digital platform web-based solution. Only the DigitalFX Studio brings together all this capability, simply and in one place.

About Fusion:

Fusion delivers a full range of advanced IP-based services to corporations, consumers and carriers worldwide. Fusion's Efonica-branded VoIP products and services, which focus primarily on Asia, the Middle East, Africa and Latin America, have over one million subscribers from more than 100 countries. For more information please go to http://www.fusiontel.com or http://www.efonica.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. An example of a forward-looking statement includes anticipated synergies arising from the business relationship between DigitalFX and Fusion. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

         Contact Info:
         Lorne Walker
         CFO
         Digital FX International Inc.
         702-506-0779

         Alison Simard
         Media Relations
         Stern & Co.
         212-888-0044

         Arun Chakraborty
         Investor Relations
         Stern & Co.
         212-888-0044

         FUSION Contact:
         Jonscott Turco
         212-201-2401
         jturco@fusiontel.com


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